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                                                                      EXHIBIT 11



                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
               (Dollars in thousands, except per share amounts)


                                                    YEAR ENDED MAY 31,
                                           ------------------------------------
                                              1997         1996         1995
                                           ----------   ----------   ----------
Weighted average common
   shares outstanding                       5,136,830    2,175,146    1,379,960
Weighted average cumulative
   preferred shares outstanding                   -        568,236      669,444
Effect of options granted within
   one year prior to the offering                 -        182,605      234,686
                                           ----------   ----------   ----------

   Total                                    5,136,830    2,925,987    2,284,090
Net Loss:
   Continuing operations                   $   (9,354)  $   (4,401)  $   (4,840)
   Discontinued operations                        -           (226)      (4,864)
                                           ----------   ----------   ----------

   Net loss                                    (9,354)      (4,627)      (9,524)
   Less: Cumulative preferred dividends           -           (602)         -
                                           ----------   ----------   ----------

   Loss applicable to common shares            (9,354)      (5,229)      (9,524)
Per common share:
   Loss from continuing operations         $    (1.82)  $    (1.71)  $    (2.12)
   Loss from discontinued operations              -          (0.08)       (2.05)
                                           ----------   ----------   ----------
   Net loss                                $    (1.82)  $    (1.79)  $    (4.17)
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------